UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2014

Ultragenyx Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36276	27-2546083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Leveroni Court, Novato, California		94949
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 483-8800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On August 17, 2014, Ultragenyx Pharmaceutical Inc. (the “Company”) executed Amendment No. 2 to License and Services Agreement (the “Amendment”), which amends that certain License and Services Agreement, dated as of September 24, 2010, between the Company and The Buck Institute for Research on Aging (“Buck”), which was previously amended by that certain Amendment No. 1 to License and Services Agreement, dated as of September 4, 2012 (as so amended, the “Agreement”).  The Amendment is deemed effective as of September 15, 2014 and amends the Agreement by providing the Company with certain additional laboratory and office space, increasing the annual and monthly rent to $305,000.00 and $25,416.67, respectively, and giving the Company a right of first refusal to license additional space, at a fee of $73,872 per year, during the term of the Amendment.  Additionally, the Amendment extends the term of the Agreement to continue through September 15, 2019, which term may be extended by an additional twelve months for up to three consecutive years.  The Amendment also grants the Company an exclusive license to use certain equipment.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2014	Ultragenyx Pharmaceutical Inc.

	By:	/s/ Shalini Sharp
Shalini Sharp
Senior Vice President, Chief Financial Officer